## SHARE PURCHASE AND LICENSING AGREEMENT

THIS AGREEMENT made as of this 4th day of December, 2008.

BETWEEN:

**HTC PURENERGY INC.,**
a corporation duly incorporated under
and governed by the laws of Alberta
(hereinafter called the "**HTC**")

OF THE FIRST PART

- and -

**EESTECH INC.**
a corporation duly incorporated under
and governed by the laws of Delaware, USA
(hereinafter called the "**EESTech**")

OF THE SECOND PART

- and -

**EESTECH CO2 TECHNOLOGIES PTY LTD.**
a corporation duly incorporated under
and governed by the laws of Australia
(hereinafter called the "**CO2**")

OF THE THIRD PART

WHEREAS:

A. HTC entered into a Share Swap Agreement on September 24, 2007 with EESTech, wherein CO2 transferred all its issued shares to EESTech and EESTech issued 10 million of its shares to HTC;

B. HTC entered into a License Deed on November 29, 2007 with CO2, wherein HTC licensed to CO2 the exclusive rights to its CCS Technology in the Asia Pacific Region;

C. Prior to entering into the License Deed, HTC transferred one hundred (100%) per cent of the issued and outstanding capital stock of CO2 to EESTech in consideration for the issuance by EESTech of Ten Million (10,000,000) EESTech Shares;

D. HTC entered into the Global Agreement on September 3, 2008, which agreement required the amendment of the License Deed;

E. On September 3, 2008, HTC and CO2 agreed to enter into the License Amendment to provide for the surrender by CO2 of its exclusive rights to the CCS Technology in consideration for the transfer by HTC to EESTech of Five Million (5,000,000) EESTech Shares;

F. HTC and EESTech wish to amend the Deed of Amendment in order to terminate the obligation of HTC thereunder to transfer to EESTech the consideration of Five Million (5,000,000) EESTech Shares;

G. HTC wishes to acquire all of the issued and outstanding shares of CO2 from EESTech in consideration for the transfer to EESTech of Ten Million (10,000,000) EESTech Shares;

H. HTC and EESTech wish to enter into various technology licensing assignment arrangements as detailed below;

I. HTC and EESTech wish to enter into a service agreement in terms whereof EESTech will provide its services to HTC relating to the HCGT technology;

**NOW THEREFORE THIS AGREEMENT WITNESSES** that in consideration of the respective covenants and agreements of the parties contained herein, the sum of one dollar ($1.00) now paid by each party hereto to each of the other parties hereto, and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto), it is agreed as follows:

## ARTICLE 1: INTERPRETATION

### 1.1 Definitions

In this agreement and in any amendments hereto and in all schedules hereto, the following terms shall have the following meanings:

(a) "**Agreement**" means this Agreement, as the same may be amended from time to time and the expressions "hereof", "herein", "hereto", "hereunder" and "hereby", and similar expressions refer to this Agreement;

(b) "**Asia Pacific Region**" means the "Territory" as defined in the License Deed;

(c) "**Business Day**" means any day except Saturday, Sunday or any statutory holiday in the Province of Saskatchewan;

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(d) "**Cash Consideration**" means Two Hundred Fifty Thousand Dollars ($250,000.00);

(e) "**CCS Technology**" has the meaning described thereto in the License Deed;

(f) "**CO2**" means EESTECH CO2 Technologies Pty Ltd., formerly CO2 Technologies Pty Ltd., a company incorporated in Australia and a wholly owned subsidiary of EESTECH;

(g) "**CO2 Shares**" means 100% of the issued and outstanding shares of the capital stock of CO2;

(h) "**Closing Date**" means December 5, 2008 at 11 a.m., Regina time or such earlier or later date as the parties or their respective solicitors may otherwise agree upon in writing;

(i) "**DBE**" means Doosan Babcock Energy Limited;

(j) "**DHIC**" means Doosan Heavy Industries & Construction Co., Ltd.;

(k) "**EESTech Shares**" means the ordinary stock of EESTech;

(l) "**FEED**" means Front End Engineering Design;

(m) "**Global Agreement**" means the license agreement between DBE and DHIC, as licensees, and HTC as licensor, dated September 3, 2008, respecting Amine Scrubbing Post Combustion CO2 Capture Technology;

(n) "**HCGT Technology**" means the Hybrid Coalmine Gas Technology owned by EESTech;

(o) "**License Deed**" means the CCS Technology license deed dated November 29, 2007 pursuant to which HTC licensed to CO2 certain exclusive rights to CCS Technology for the Asia Pacific Region;

(p) "**License Amendment**" means the deed of amendment executed September 3, 2008 between HTC and CO2 providing for certain amendments to the License Deed;

(q) "**Licensing Transactions**" means collectively the licensing transactions referred to in Articles 4 and 5 hereof.

## 1.2 Canadian Dollars

All dollar amounts referred to in this Agreement are in Canadian funds unless otherwise provided.

## 1.3 Extended Meanings

In this Agreement, words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders and vice versa.

## 1.4 Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein. No supplement, modification, waiver or termination of this Agreement shall be binding, unless in writing by the party to be bound thereby.

## 1.5 Headings

Section headings are not to be considered part of this Agreement and are included solely for convenience of reference and are not intended to be full or accurate descriptions of the contents thereof.

## 1.6 Successors and Assigns

All of the terms and provisions in this Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and permitted assigns.

## 1.7 Proper Law of Agreement

This Agreement shall be governed by the laws of the Province of Saskatchewan and the laws of Canada applicable thereto.

## 1.8 Invalidity of Provisions

The invalidity of or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof and any such invalid or unenforceable provision shall be severable.

## ARTICLE 2: SEQUENCE OF TRANSACTIONS

**2.1 Sequence**

The transactions described in this Agreement shall occur simultaneously, provided that HTC and EESTech may agree in writing that any transaction or portion thereof that cannot be preformed by the Closing Date may be deferred for the minimum period that such matter will require to be performed, employing all reasonable efforts of the parties.

## ARTICLE 3: PURCHASE OF THE SHARES OF CO2

3.1 Purchase of Shares of CO2

Subject to DBE and DHIC written consent, HTC agrees to purchase, acquire and accept and EESTech agrees to sell, transfer, convey, assign and deliver unto HTC, free and clear of all encumbrances, all of EESTech's right, title and interest in and to the CO2 Shares and any other interests it has in CO2 including shareholders loans in consideration for the transfer by HTC to EESTech of Ten Million (10,000,000) EESTech Shares, on the Closing Date.

**3.2 Delivery of Share Certificates of CO2**

EESTech shall deliver to HTC, on the Closing Date, Share Certificates evidencing all the issued and outstanding CO2 Shares, duly endorsed for transfer, together with a share transfer assigning and transferring CO2 Shares unto HTC.

3.3 Delivery of Resolutions and Minute Book

On the Closing Date, EESTech shall deliver to HTC the following additional items:

(a) the complete and up-to-date minute books and record books of CO2;

(b) all of the assets, undertaking, books and records of CO2;

(c) a resolution of the directors of CO2 authorizing the transfer of the CO2 Shares from EESTech to HTC; and

(d) executed resignations in writing of each director and officer of CO2;

3.4 Delivery of Shares of EESTech

HTC shall deliver to EESTech's solicitor or transfer agent, on the Closing Date, a share certificate evidencing Ten Million (10,000,000) EESTech Shares, duly endorsed for transfer.

## ARTICLE 4: LICENSE OF CCS TECHNOLOGY

4.1 License Agreement

As soon as is commercially reasonably possible following the Closing Date, HTC shall provide a license to EESTECH to use the CCS Technology specifically and only with respect to the following:

(a) In the territory of the Republic of India and only in conjunction with Aryan Clean Coal Technologies, a wholly owned subsidiary of Aryan Coal Benefication Ltd.;

(b) With respect to the San Joaquin Valley Refinery and Bio-Fuel project in California;

(c) For projects where the HCGT Technology of EESTECH is being integrated with HTC's CCS Technology, subject to the DBE and DHIC licensing restrictions. HTC agrees that it will consent to the use of HTC's CCS Technology , subject to the DBE and DHIC license restrictions on such commercially reasonable terms as HTC may agree for such global projects where it will be beneficial to use HTC's CCS Technology with the HCGT Technology;

(d) The license agreement to use the CCS Technology will be on such commercially reasonable terms as the parties may agree consistent with the form of the November 2007 License Deed and containing the provisions set forth in Schedule 4.1 hereto.

(e) In addition to the provisions set forth in Schedule 4.1, and further in consideration of the license granted in this Article 4, EESTech shall issue Two Million Five Hundred Thousand (2,500,000) EESTech Shares to HTC.

(f) HTC acknowledges that the EESTech Shares will be restricted from trade under the provisions of Rule 144 promulgated under the Act which permit limited resale of securities issued in an exempt transaction subject to the satisfaction of certain conditions. In the event that HTC wishes to sell any of the EESTech Shares payable in subsection (e) in accordance with Rule 144, and every time HTC so wishes to sell, EESTech agrees to instruct its counsel, at EESTech's expense, to issue an opinion (a "144 Opinion) to the transfer agent of EESTech

authorizing the transfer agent to transfer the securities sold pursuant to Rule 144. In the event that EESTech's counsel does not issue the 144 Opinion within 3 days after a request by HTC, then HTC shall have the right to employ counsel of its choosing to issue such 144 Opinion and EESTech agrees that it will instruct the transfer agent to accept such 144 Opinion from HTC's counsel. EESTech agrees to reimburse HTC for the cost of such 144 Opinion, not to exceed U.S. $500.

## ARTICLE 5: LICENSE OF HCGT TECHNOLOGY

### 5.1 Execution of License Agreement for HCGT Technology

As soon as commercially reasonably possible following the Closing Date, EESTECH and HTC shall enter into a license agreement with respect to the HCGT Technology of EESTECH by HTC on the terms and conditions set forth in Schedule 5.1 hereto.

### 5.2 Services Contract

HTC and EESTech shall enter into a services contract on the terms set forth in Schedule 5.2 hereto. HTC shall pay to EESTech the Cash Consideration on the Closing Date as prepayment for their services under the services agreement. The parties shall use all commercially reasonable efforts to execute the written services agreement within a reasonable period of time following the Closing Date.

## ARTICLE 6: CLOSING

### 6.1 Closing Arrangements

The closing of the transaction herein contemplated, shall occur on the Closing Date at the offices of McDougall Gauley LLP, 1500-1881 Scarth Street, Regina, Saskatchewan, S4P 4K9, or at such other place as the parties may mutually agree.

### 6.2 Closing Documents

Each of the parties hereto shall deliver, or cause to be delivered, to the other, or as may be required, on the Closing Date or on such other date as may be specified, all documents, agreements, certificates and money as required by this Agreement or by law with respect to the purchase and sale of the Shares and any other matters contemplated by this Agreement including:

(a) the payment of the Cash Consideration from HTC to EESTech;

(b) the duly endorsed share certificate transferring all issued and outstanding CO2 Shares from EESTech to HTC;

(c) an executed share transfer assigning all issued and outstanding CO2 Shares from EESTech to HTC;

(d) an executed share transfer assigning the Ten Million (10,000,000) EESTech Shares to EESTech by HTC;

(e) the receipt by HTC of the written consent of DBE and DHE to the Licensing Transactions and the amendment of the License Amendment;

(f) deliveries with respect to CO2 referred to in Section 3.3 hereof; and

(g) such other and further documents as HTC may reasonably require in connection with the consummation, execution and delivery of the transactions contemplated under and pursuant to this Agreement.

### 6.3 Single Transaction

All documents and money shall be delivered in escrow at the place of closing specified in this Article on or before the Closing Date. It is a condition of closing that all matters of payment, execution and delivery of documents by each party to the other shall be deemed to be concurrent requirements and it is specifically agreed that nothing will be complete at the closing until everything required pursuant to this Agreement has been paid, executed and delivered. Upon such satisfaction of all other requirements of this Agreement, the documents and money shall be released from escrow and the closing shall be deemed to have been completed on the Closing Date.

### 6.4 Closing Conditions

Obligation of HTC to close the transaction contemplated herein shall be subject to the following conditions that are solely for the benefit of HTC:

(a) the receipt of the written consent of DBE and DHIC pursuant to clauses 2.1(d) and 3.5 of the License Amendment;

(b) The representations and warranties of EESTech contained in this Agreement shall be true and accurate in all material respects as at the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date. In addition, EESTech shall have complied in all material respects with all covenants and agreements herein agreed to be performed or caused to be performed by it at or prior to the Closing Dater;

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(c) No order, decision or ruling of any court, tribunal or regulatory authority having jurisdiction shall have been made, and no action or proceeding shall be pending which, in the opinion of HTC's legal counsel, acting reasonably, is likely to result in an order, decision or ruling, to disallow, enjoin or prohibit the purchase and sale of the CO2 Shares and EESTech Shares and the other transactions contemplated hereby;

(d) EESTech shall have executed and delivered or caused to be executed and delivered to HTC at Closing the documents set forth in Section 6.2, in form satisfactory to HTC, acting reasonably; and

(e) All necessary steps and proceedings shall have been taken to permit the CO2 Shares to be duly transferred to and registered in the name of HTC.

### 6.5 Waiver or Termination by HTC

The conditions contained in Section 6.4 are inserted for the exclusive benefit of HTC and may be waived in whole or in part by HTC at any time before Closing. EESTech acknowledges that the waiver by HTC of any condition or any part of any condition shall constitute a waiver only of such condition or such part of such condition, as the case may be, and shall not constitute a waiver of any other covenant, agreement, representation or warranty made by EESTech that corresponds or is related to such condition or such part of such condition, as the case may be. If any of the conditions contained in Section 6.4 are not fulfilled or complied with as herein provided, HTC may, at or prior to the Closing Date, at its option, postpone the date for satisfaction of the condition(s) or terminate HTC's obligations under this Agreement by notice in writing to EESTech and in such event HTC shall be released from all obligations hereunder, and, unless the condition or conditions which have not been fulfilled or complied with are reasonably capable of being fulfilled or caused to be fulfilled by EESTech, EESTech shall also be released from all obligations hereunder, provided, however, that if such termination shall result from or is attributable to a breach by a party of any representation, warranty, covenant or agreement contained herein, such party shall be fully liable for any and all damages, costs and expenses (including legal fees and disbursements on a solicitor and client basis) sustained or incurred by the other parties as a result of such breach, and such liability, shall survive any termination of this Agreement in accordance with its terms.

### 6.6 Conditions to the Obligations of EESTech

Notwithstanding anything herein contained, the obligation of EESTech to complete the transactions provided for herein will be subject to the fulfillment of the following conditions at or prior to the Closing Date, and HTC will use all reasonable commercial efforts to ensure that the conditions within its control are fulfilled:

(a) **Accuracy of Representations and Warranties and Performance of Covenants**. The representations and warranties of HTC contained in this Agreement will be true and accurate in all material respects as at the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date. In

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addition, HTC shall have complied in all material respects with all covenants and agreements herein agreed to be performed or caused to be performed by it at or prior to the Closing Date

(b) **No Restraining Proceedings**. No order, decision or ruling of any court, tribunal or regulatory authority having jurisdiction shall have been made, and no action or proceeding shall be pending which, in the opinion of EESTech's legal counsel, acting reasonably, is likely to result in an order, decision or ruling, to disallow, enjoin or prohibit the purchase and sale of the EESTech Shares and the CO2 Shares and the other transactions contemplated hereby;

## ARTICLE 7: REPRESENTATIONS, WARRANTIES AND COVENANTS

### 7.1 EESTECH Representations, Covenants and Warranties

EESTECH covenants, warrants and represents that:

(a) EESTech is a corporation duly constituted and validly subsisting under the laws of Delaware, USA and has the corporate power, authority, right and capacity and has obtained all consents necessary to enter into this Agreement and to carry out the transactions and to issue the Two Million Five Hundred Thousand (2,500,000) EESTech Shares to HTC and enter into the agreements contemplated by this Agreement in the manner contemplated by this Agreement;

(b) on the Closing Date, EESTech will be the legal and beneficial owner of the CO2 Shares, with good title thereto, free and clear of any encumbrances or obligations and will convey such good title to the CO2 Shares to HTC;

(c) on the Closing Date, EESTech will have the power and all necessary authority to sell the CO2 Shares to HTC and all documentation pertaining to the sale including this Agreement will be duly authorized, executed and delivered by EESTech;

(d) on the Closing Date, EESTech will have the power and all necessary authority to enter into the Licensing Transactions ;

(e) Neither the execution of this Agreement nor its performance by EESTech will result in a breach of any term or provision or constitute a default under:

(i) the Certificate of Incorporation or by-laws of EESTech; or

(ii) any indenture, mortgage, deed of trust or any other agreement to which EESTech is a party or by which it is bound;

(f) there are no actions, suits or proceedings pending, or to its knowledge threatened against or affecting EESTech in law or in equity which, if decided adversely, could materially affect the ability of EESTech to perform its obligations under this Agreement; and

(g) the authorized capital stock of CO2 consists of an unlimited number of Class A, and Class E shares of which 200,000 Class A and 2,000 Class E shares are issued and outstanding as of the Closing Date, such shares being registered to and held by EESTECH;

(h) CO2 is the legal and beneficial owner of all rights to the CCS Technology licensed to CO2 pursuant to the License Deed and License Amendment, free and clear of all encumbrances and sublicenses;

(i) CO2's assets are free and clear of all encumbrances except those disclosed in writing to HTC;

(j) CO2 financial statements provided by EESTech are true and correct in all material respects and fairly present the assets and liabilities of CO2 in accordance with Generally Accepted Accounting Principles and CO2 has no material off-balance sheet liabilities, obligations or claims not disclosed in writing to HTC;

(k) CO2 has no employees and no consultants;

(l) the CO2 Shares have been duly and validly authorized and issued and are validly outstanding, fully paid and non-assessable. The CO2 Shares represents all of the issued and outstanding shares of the CO2 and all of the shares held by EESTech in the capital stock of CO2. There are not outstanding:

(i) any options, warrants, rights of first refusal or other rights to purchase any shares of CO2;

(ii) any securities convertible into or exchangeable for such shares; or

(iii) any other commitments of any kind for the issuance of additional shares of CO2 or options, warrants or other securities of the CO2;

(m) the Two Million Five Hundred Thousand (2,500,000) EESTech Shares to be issued to HTC will be:

(i) duly and validly issued as fully paid and non-assessable;

(ii) will be issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Act") as a transaction by an issuer not involving a public offering. Save for the provisions of Article 4.1(f), such EESTech shares shall be free and clear of any encumbrances or obligations and will convey good title to HTC; and

(iii) issued from treasury stock and upon completion of the license set out in Article 4.1, HTC shall be the registered and beneficial owner of such EESTech Shares.

Except for those set out in this Agreement, EESTech makes no other representations, warranties, guarantees, promises or collateral agreements with EESTech and HTC about any of the matters set out in this Agreement or any of the matters contemplated by this Agreement.

7.2 Representations and Warranties by HTC

HTC warrants, represents and covenants that:

(a) HTC has the power and all necessary authority to purchase the CO2 Shares on the Closing Date and to execute all documentation relating to such purchase and Licensing Transactions;

(b) HTC is a corporation duly constituted and validly subsisting under the laws of Alberta, Canada and, has the corporate power, authority, right and capacity to enter into this Agreement and to carry out the transactions and enter into the agreements contemplated by this Agreement in the manner contemplated by this Agreement;

(c) the transactions and other agreements contemplated by this Agreement have been duly and validly authorized by all requisite corporate proceedings required by HTC;

(d) neither the execution of this Agreement nor its performance by HTC will result in a breach of any term or provision or constitute a default under:

i. the constating documents or by-laws of the HTC; or

ii. any indenture, mortgage, deed of trust or any other agreement to which HTC is a party or by which it is bound;

(e) there are no actions, suits or proceedings pending, or to its knowledge threatened against or affecting HTC in law or in equity which, if decided adversely, could materially affect the ability of HTC to perform its obligations under this Agreement; and

(f) on the Closing Date HTC will be the legal and beneficial owner of the EESTech Shares, with good title thereto, free and clear of encumbrances or

obligations and will convey such good title to the EESTech Shares to EESTech.

Except for those set out in this Agreement, HTC makes no other representations, warranties, guarantees, promises or collateral agreements with EESTech about any of the matters set out in this Agreement or any of the matters contemplated by this Agreement.

**7.3 Survival**

The representations and warranties contained in this Article shall survive and not merge in the completion of the sale of the CO2 Shares and the Licensing Transactions. [Each of the parties hereto shall, on the Closing Date execute a certificate of an officer dated as of the Closing Date that the representations and warranties contained in this Article, as the case may be, are true and accurate on the Closing Date.]

If either party determines on or prior to the Closing Date that any of the representations of the other contained in this Article, as the case may be, are untrue or inaccurate, such party may terminate this Agreement.

## ARTICLE 8: GENERAL

**8.1 Entire Agreement**

This Agreement embodies all the terms and conditions of the proposed transactions and there are no warranties or representations or past agreements existing relative to the transactions which are not expressly set forth herein.

8.2 Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of the Province of Saskatchewan and the applicable laws of Canada.

8.3 Waiver

A waiver by either party of the strict performance by the other of any covenant or provision of this agreement shall not constitute a waiver of any subsequent breach of such covenant or provision, or of any other covenant, provision or term of this Agreement.

8.4 Notice

Any notice required or permitted to be given hereunder of any tender or delivery of documents may be given by delivering the same to HTC and EESTech at the following addresses or fax numbers:

To HTC:

| | |
|---|---|
| Attention: | Lionel Kambeitz |
| Address: | 001-2305 Victoria Avenue<br>Regina, Saskatchewan<br>S4P 0S7 |
| Fax: | (306) 545-3262 |

To EESTech:

| | |
|---|---|
| Attention: | Murray Bailey |
| Address: | Ground Floor, Engineering House<br>447 Upper Edward Street<br>Brisbane QLD<br>4000 Australia |
| Fax: | +61 7 3832 1336 |

and any such notice, document or monies delivered or faxed shall be deemed to have been delivered on the date of delivery or faxing.

8.5 Assignment

EESTech may not assign its rights under this Agreement.

8.6 Further Assurances

Each of the parties to this Agreement agrees that it will at all times after the Closing Date, and at its own cost and expense, do all acts and sign all documents as the other party reasonably requires so as to better evidence or perfect the transaction of sale and purchase provided for in this Agreement.

8.7 Expenses

Each party shall be responsible for its own legal fees and other charges incurred in connection with the purchase and sale of the CO2 Shares and the execution of the Licensing Transactions, all negotiations between the parties and the consummation of the transactions contemplated hereby.

8.8 Counterpart

This Agreement may be executed in any number of counterparts each of which shall constitute an original and all of which, taken together, shall constitute one and the same instrument.

**HTC PURENERGY INC.**

Per: ____________________
Name: Lionel Kambeitz
Title: Chairman/CEO

Per: ____________________
Name:
Title:

**EESTECH INC.**

Per: ____________________
Name: MURRAY JAMES BAILEY
Title: CHAIRMAN

Per: ____________________
Name:
Title:

**EESTECH CO2 TECHNOLOGIES PTY LTD**

Per: ____________________
Name: MURRAY JAMES BAILEY
Title: CHAIRMAN

Per: ____________________
Name:
Title:

**SCHEDULE 4.1**
**CCS Technology Licensing Terms**

1. Subject to DBE and DHIC's consent;
2. Subject to EESTech transferring the CO2 Shares to HTC free and clear of all encumbrances;
3. Subject to EESTech licensing its HCGT Technology to HTC;
4. In the case of Article 4.1(a) subject to (i) EESTech reaching the milestone of contracting of a commercial engineering feasibility/FEED report by January 1, 2010, and (ii) subject to EESTech reaching the milestone of an irrevocable commercially executed contract directing the project to proceed to be achieved by January 1, 2011. In the event that the aforesaid milestones are reached , and the CCS Technology is supplied by DBE or DHIC, EESTech will receive a 30% portion of the DBE/DHIC royalty paid to HTC as per License Amendment .Item 3.1;
5. If the CCS Technology is not supplied by DBE/DHIC, engineering services and royalties to be paid from EESTech to HTC as per attached schedule A; and
6. Shall be assignable and sublicensable by EESTech, only with the prior written consent of HTC which consent shall not be unreasonably withheld;
7. Term: 10 years.

**SCHEDULE 5.1**
**HCGT Technology Licensing Terms**

1. EESTech shall license to HTC its HCGT technology;
2. Non-exclusive license;
3. Term – 10 years;
4. Royalty free for the first 3 projects, after which it shall bear a royalty of 5%. (Paid on the capital cost of supply of HCGT System and of HCGT components FOB project job site.) In the event of EESTech being adjudicated bankrupt, going into liquidation, receivership or trusteeship voluntarily or otherwise, or voluntarily entering into any similar proceeding for the relief of debtors, the license shall become a royalty free license; and
5. All engineering, feasibility, process design and pre FEED engineering services that are paid by HTC (not available or supplied to HTC by EESTech) will be deducted from any royalties payable by HTC to EESTech.
6. Agreement to be on standard commercial license terms similar to the terms used in the License Deed.

SCHEDULE 5.2

Services Agreement – Summary of Terms

1. EESTech will provide to HTC their expertise and know-how related to the HCGT Technology, in order for HTC to effectively utilize and implement the HCGT Technology under the HCGT Technology license;
2. Term – 1 year.
3. In consideration for the services to be provided by EESTech to HTC under the Services Agreement, HTC shall pay EESTech the amount of $250,000 Canadian, inclusive of all taxes payable under Canadian and Australian law.

**SCHEDULE A**

# SCHEDULE

**CO2 Technology Management Solutions**

A. $CO_2$ Capture
- $CO_2$ management modelling, design & simulation processes to support, pre-engineering technical and economic feasibility analysis.
- $CO_2$ adsorption, packing structure design to ensure cost effective, high yield $CO_2$ separation from various flue gas streams.
- Designer solvent solutions to optimise separation objectives under varying plant conditions.
- Engineering protocols designed to provide optimised process integration to maximize the efficiency $CO_2$ capture infrastructure.
- Monitor, Command and Control infrastructure and support services.

B. $CO_2$ Delivery
- Infrastructure deployment incorporating $CO_2$ treatment, cleanup and pressurisation, flow control metering and source and supply billing management.

C. Enhanced Oil Recovery (EOR)

- The Company provides "end to end" solutions for $CO_2$ capture and injection into legacy oil fields to increase the production of the fields including:
  - Measure interfacial interactions parameters
  - Determine minimum miscibility pressure
  - Determine the onset and extent of Asphaltene precipitation and its effect on oil recovery
  - Develop models for describing non-linear flow behaviour
  - Optimize $CO_2$ displacement efficiency and storage capacity
  - Conformance control

# Schedule of Service Fees

| Service | FEES / Terms | Exceptions |
|---|---|---|
| Pre Sales Support supplied from HTC's Home Office, | No Charge | Commercial agreement exists for payment of such services by CO2 Technologies' client. Whereby fees will be mutually agreed upon prior to service provision. |
| Pre Sales Support requiring travel from HTC's Home Office | Pre approved Travel Expenses | 1. Commercial agreement exists for payment of manhours required by CO2 |

| | | |
|---|---|---|
| | | Technologies' client. . Whereby man hour rate will be mutually agreed upon prior to service provision.<br>2. The Company agrees to provide these services at no charge. |
| Pre FEED Study | US$500,000*<br>50% due prior to commencement<br>50% due 30 days after completion | HTC and CO2 Technologies mutually agree to alternative fees and terms. |

*= 20% of the Pre FEED Study fee is allocated to managing and coordinating the client side requirements and inputs of the Pre FEED Study and CO2 Technologies has an option to take responsibility for this. In doing so CO2 Technologies would be granted entitlement to 20% of the Pre FEED Study fees.

# Project Fees

These fees are to be assessed and mutually agreed upon for the individual projects and project opportunities in light of competitive requirements and the type of project being developed by CO2 Technologies with its clients. Where no fees are determined or agreed upon, the default fee schedule will apply.

| CCS Service | Default FEE Schedule | Terms |
|---|---|---|
| Project and consultancy advisory for project implementation and support fees | Time and material costs plus 20% management fee. Rates schedule to be provided on project briefing. | 30 days from invoicing |
| Carbon capture facility processing less than or equal to 1000 tons per day . | 5% of facility cost Plus US$3.00 per ton of CO2 processed | 30 days from invoicing |
| Carbon capture facility processing more than 1000 tons per day. | 5% of facility cost Plus US$2.50 per ton of CO2 processed | 30 days from invoicing |

| | | |
|---|---|---|
| Monitor, Command and Control including Solvent Diagnostics | US$30,000 per month Minimum 12-month contract. | 30 days from invoicing |

All fees detailed above are considered transfer prices, which HTC will invoice CO2 Tech on supply of the CCS Services. CO2 Technologies holds the right to determine what pricing it will supply CCS Technology for in the Territory.